SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                   ___________________________________________


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                  July 30, 1997

                    ________________________________________


                             THERMOQUEST CORPORATION
             (Exact name of Registrant as specified in its charter)


   Delaware                        1-14262                         77-00407461
   (State or other               (Commission                  (I.R.S. Employer
   jurisdiction of               File Number)           Identification Number)
   incorporation or
   organization)


   355 River Oaks Parkway
   San Jose, California                                                  95134
   (Address of principal executive offices)                         (Zip Code)


                                 (617) 622-1000
                         (Registrant's telephone number
                              including area code)
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   Item 2.  Acquisition or Disposition of Assets
            ------------------------------------

       On July 30, 1997, ThermoQuest Corporation (the "Company") entered into an agreement to acquire three business units within the Laboratory Products Group (the "Laboratory Products Businesses") of the Life Sciences International PLC subsidiary ("Life Sciences") of Thermo Instrument Systems Inc. ("Thermo Instrument"), the Company's majority owner. The Company also agreed to acquire Life Sciences' Hypersil operations ("Hypersil"). In March 1997, Thermo Instrument acquired approximately 95% of the outstanding shares of Life Sciences, a London Stock Exchange-listed company. Subsequently, Thermo Instrument acquired the remaining shares of Life Sciences' capital stock. The Laboratory Products Businesses develop, manufacture and distribute laboratory equipment to the research and analytical chemistry laboratory marketplace. Hypersil manufactures liquid chromatography media and columns used in high performance liquid chromatography in the pharmaceutical, food and beverage, chemical production, and forensic science markets.

        The aggregate purchase price for the Laboratory Products Businesses and Hypersil is approximately $160.1 million, and represents the sum of the net tangible book value of the acquired businesses at June 28, 1997 plus a percentage of Thermo Instrument's total goodwill associated with its acquisition of Life Sciences, based on the 1996 revenues of the acquired businesses relative to Life Sciences' 1996 consolidated revenues. The purchase price for the Laboratory Products Businesses and Hypersil is subject to a post-closing adjustment based on final determination of the net tangible book value of the acquired businesses and a final calculation of Thermo Instrument's total goodwill associated with the acquisition of Life Sciences.

        The acquisition is being made pursuant to an Asset and Share Purchase Agreement dated as of July 30, 1997 (the "Agreement"), between the Company and Thermo Instrument. The aggregate purchase price for the Laboratory Products Businesses and Hypersil consists of (i) $107.0 million in cash,
   (ii) 1,000 shares of common stock of the Company and (iii) and the assumption of $53.1 million of debt payable to Thermo Instrument.

        Because the Company, the Laboratory Products Businesses and Hypersil were deemed for accounting purposes to be under control of their common majority owner, Thermo Instrument, the transaction has been accounted for in a manner similar to a pooling of interests. Accordingly, the Company's financial statements include the results of the Laboratory Products Businesses and Hypersil from March 12, 1997, the date these businesses were acquired by Thermo Instrument.

       In connection with the acquisition of the Laboratory Products Businesses and Hypersil, the Company is in the process of restructuring the acquired businesses. This restructuring is expected to include reductions in staffing levels, abandonment of excess facilities, and possible other costs associated with exiting certain activities of the acquired businesses. Except as set forth above, the Company has no present intention to use the assets of the Laboratory Products Businesses and Hypersil for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, the Company will continue to review such businesses' assets, corporate structures, capitalizations, operations, properties, policies, managements and personnel and, upon completion of this review, may develop additional or

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   alternative plans or proposals, including mergers, transfers of a material amount of assets or other additional transactions or changes relating to such businesses.


   Item 7.  Financial Statements, Pro Forma Combined Condensed Financial
            -------------------------------------------------------------
           Information and Exhibits
           ------------------------

            (a) Financial Statements of Business Acquired: Information
                meeting the requirements of this Item 7(a) will be filed by amendment within the time period permitted by Item 7(a)(4) of Form 8-K.

            (b) Pro Forma Combined Condensed Financial Information:
                Information meeting the requirements of this Item 7(b) will be filed by amendment within the time period permitted by
                Item 7(a)(4) of Form 8-K.

            (c) Exhibits

                2.    Asset and Share Purchase Agreement dated as of July 30,
                       1997, among ThermoQuest Corporation and Thermo Instrument Systems Inc. (incorporated by reference herein from Exhibit 2 to the Company's Quarterly Report on Form 10-Q for the Quarter ended June 28, 1997).


































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                               SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 13th day of August, 1997.



                                             THERMOQUEST CORPORATION


                                             By: /s/ Melissa F. Riordan
                                                 ---------------------------
                                                 Melissa F. Riordan
                                                 Treasurer


   AA972170037









































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